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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

   Information Statement Pursuant to Section 14(c) of the Securities Exchange
                                   Act of 1934

                           Filed by the registrant [X]
                 Filed by a party other than the registrant [ ]
                           Check the appropriate box:

                      [X] Preliminary Information Statement

     [ ] Confidential, for use of the Commission (only as permitted by Rule
                                  14c-5(d)(2))

                      [ ] Definitive Information Statement

                                eCom Corporation
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

                        Payment of Filing Fee (Check the
                               appropriate box):

                              [X] No fee required.

                [ ] Fee computed on table below per Exchange Act
                   Rules 14c-5(g) and 0-11. (1) Title of each
                    class of securities to which transaction
                                    applies:
        (2) Aggregate number of securities to which transaction applies:
   (3) Per unit or other underlying value of transaction computed pursuant to
        Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
              (4) Proposed maximum aggregate value of transaction:
                               (5) Total fee paid:

                          [ ] Fee paid previously with
                             Preliminary materials.

                [ ] Check box if any part of the fee is offset as
                  provided by Exchange Act Rule 0-11(a)(2) and
                      identify the filing fee for which the
                  offsetting fee was paid previously. Identify
                  the previous filing by registration statement
                 number, or the Form or Schedule and the date of
                                   its filing.

                           (1) Amount Previously Paid:
                (2) Form, Schedule or Registration Statement No.
                                (3) Filing Party:
                                 (4) Date Filed:


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                                ECOM CORPORATION
                                5-35 54TH AVENUE
                           LONG ISLAND CITY, NY 11101


                              INFORMATION STATEMENT
                           AND NOTICE OF ACTIONS TAKEN
                 BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS


General Information

This information is being provided to the shareholders of eCom Corporation (the "Company") in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our common stock authorizing:

        (i) an effective twenty-for-one reverse stock split (the "Reverse Stock Split");
        (ii)    the creation of three new divisions of the Company;
        (iii)   the change of the Company's name to Columbia Bakeries, Inc. and
        (iv) the Company's intention to undertake a private placement of convertible promissory notes

The shareholders holding shares representing approximately 90% of the votes entitled to be cast at a meeting of the Company's shareholders, consented in writing to the proposed actions. The approval by the shareholders will not become effective until 20 days from the date of the mailing of this Information Statement to our shareholders.

The elimination of the need for a special meeting of the shareholders to approve the actions set forth herein is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section of Nevada Law provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.

In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions set forth herein as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The date on which this Information Statement was first sent to the shareholders is on or about August 6, 2002.

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Statement that Proxies Are Not Solicited

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Outstanding Voting Stock of the Company

As of the Record Date, there were 184,424,190 shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one
(1) vote on all matters submitted to shareholders.

Security Ownership of Certain Owners and Management.

The following table sets forth the Common Stock ownership information as of July 22, 2002, with respect to (i) each person known to the Company to be the beneficial owner of more that 5% of the Company's Common Stock; (ii) each director of the Company; (iii) each person intending to file a written consent to the adoption of the actions set forth herein; and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.

Name and Address of        Number of Shares
Beneficial Owner           Beneficially Owned               Percent of Class*
----------------           ------------------               -----------------
Colbake Holdings, Inc.     168,628,300                      90.39%



Purpose and Effect of the Reverse Stock Split

On February 12, 2002 the Company's Board of Directors originally announced its intention to undertake a 20 for 1 Reverse Stock Split. At that time shareholder's holding shares representing 62 per cent of the votes consented in writing to the reverse stock split. In the interim, the Company issued approximately 151,000,000 to acquire 100 per cent of the outstanding common stock of Columbia Bakeries, Inc. The actions proposed to be taken herein were re-approved by our Board of Directors on August 1, 2002. At that time shares representing 90.39 percent of the shares entitled to vote a meeting consented in writing to the proposed transactions. This approval will not become effective until 20 days from the mailing of this Information Statement to the Shareholders.

The present management plans to complete that transaction for shareholders of record as of August 30, 2002. The Board of Directors believes that this reverse stock split is necessary to increase the marketability of the Company's common stock to institutional buyers and to enhance the liquidity of the common stock so the Company can have better access to the capital markets. This Reverse Stock Split will reduce the number of outstanding shares from 184,424,190 to 9,221,210.

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Shareholders will be required to exchange their stock certificates for new certificates representing the shares of common stock after giving effect to the reverse stock split with the Company's transfer agent. Fractional shares will be permitted.


There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, the reverse stock split will have on the market price of the Company's Common Stock.

Purpose and Effect of the Creation of New Divisions

On July 30, 2002, the Company formed three new divisions, each of which will be operated either through wholly-owned or majority owned subsidiaries. These divisions are described below.

         a.  DISTRIBUTION DIVISION

This division will conduct the Company's distribution of bread and cake products in New York, New Jersey, Connecticut and Rhode Island. We have located warehouse facility in the Maspeth section of Brooklyn and we expect to enter into a lease on or before August 15, 2002. This facility will service both independent jobbers and the Company's own route drivers.

The products to be distributed are those made by local bakers in the New York area as well as bread, hamburger buns and hot dog buns produced in Canada.

The Company intends to complete the acquisition of the assets of the New York Baking Company, Inc. This acquisition was delayed by the New York Baking Company's Chapter 11 filing.

The Company is also negotiating a lease on a distribution facility in Quonset Point, Rhode Island, but does not expect that facility to be operational until 2003.

In addition to the above functions, this division will also acquire routes of other jobbers in New York and New England.

         b.  FINANCE DIVISON

This division will provide financial advisory, asset based lending, and accounts receivable factoring services to the bakery and food service industries. The Company has executed an agreement with Bridgeport Capital Services, Inc. of Boca Raton, Florida for exclusive representation in the New York area for its factoring services, and is currently negotiating similar agreements with other financial institutions.

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         c.  LICENSING DIVISION

This division will undertake joint ventures, private label production and licensing of trademarks for the promotion of bread and cake products. The specific projects presently under negotiation will be announced as the contracts are executed.

There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, the creation of these new divisions will have on the market price of the Company's Common Stock.

Purpose and Effect of the Proposed Name Change

On August 2, 2002 the Board of Directors determined to change the name of the Company to Columbia Bakeries, Inc. and to change to stocks trading symbol to BKRY. The purpose of the name change is to more accurately reflect the business activities of the company.

Purpose and Effect of the Proposed Private Placement

The Company is presently undertaking a private placement of up to $500,000 of 12% Convertible Promissory Notes. These notes have a term of two years, bear interest at 12% per annum, paid monthly in arrears; and are convertible into the Company's common stock after six months at face value plus accrued but unpaid interest at $0.05 per share. The notes are all also redeemable by the Company at any time after six (6) months, subject to a registration statement being in effect for the shares into which the notes may be converted.

There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, the private placement will have on the market price of the Company's Common Stock.

No Dissenter's Rights

Under Nevada law, our dissenting shareholders are not entitled to appraisal rights, and the Company will not independently provide our shareholders with any such right.

Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the actions set forth herein. Your consent to the actions set forth herein is not required and is not being solicited in connection with any of the actions set forth herein. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities and Exchange Act of 1934.


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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by this undersigned hereunto duly authorized.

                                                   ECOM CORPORATION

                                                   /s/

                                                   By:      Salvatore J. Liga
                                                           -------------------
                                                   Title:   President
                                                           -------------------




Dated:  August 6, 2002